SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )
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☐	Soliciting Material Pursuant to Sec. 240.14a-12
The Gabelli Global Multimedia Trust Inc.
(Name of Registrant as Specified In Its Charter)
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One Corporate Center Rye, NY 10580-1422 Tel. (914) 921-5070 Fax (914) 921-5118 www.gabelli.com info@gabelli.com	The Gabelli Global Multimedia Trust Inc.
June 11, 2010
Dear Fellow Shareholder:
     The Gabelli Global Multimedia Trust Inc. (NYSE:GGT) (the “Fund”) announced that its Annual Meeting of Shareholders (the “Meeting”) will be continued on June 23, 2010 at 8:00 a.m. at The Cole Auditorium, The Greenwich Library, 101 West Putnam Avenue, Greenwich, CT 06830. The record date for the Meeting remains April 1, 2010.
PLEASE VOTE YOUR WHITE PROXY FORM TODAY!
     Your Board of Directors seeks to enhance value for all shareholders and believes that goal is best served by re-electing Mario J. Gabelli and Thomas E. Bratter — who collectively have more than 30 years of experience and service on your Board — as directors of the Fund.
     We urge you to support the Fund by signing, dating and mailing the WHITE Proxy Form to vote “FOR” the re-election of two experienced Directors of the Fund. Please take a moment now to vote your WHITE Proxy Form in accordance with your Board of Directors’ recommendations.
     Alternatively, you may vote by telephone or Internet by following the instructions on the WHITE Proxy Form.
     We thank you for your continued support.
Unanimously,
Your Board of Directors

IMPORTANT!
Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed WHITE proxy form.
Please vote each WHITE proxy form you receive since each account must be voted separately. Only your latest dated proxy counts. We urge you NOT to sign any Gold proxy form sent to you by Western Investment.
Even if you have sent a Gold proxy form to Western, you have every right to change your vote. You may revoke that proxy, and vote as recommended by your Board by signing, dating and mailing the enclosed WHITE proxy form in the enclosed postage-paid envelope.
If your shares are held in the name of a brokerage firm or bank, please sign, date and mail the enclosed WHITE voting instruction form in the postage paid envelope to give your broker or bank specific instructions on how to vote your shares. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or via the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.
We are available to address any questions on how to vote your shares, please call us at:
(914) 921-5070 or (800) GABELLI (422-3554)
GGT Proxy Letter Continue June 11